UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/06/2009

Dekania Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-33285

Delaware	84-1703721
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Arch Street, Suite 1703
Philadelphia, Pennsylvania 19104
(Address of principal executive offices, including zip code)

215-701-9555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On February 6, 2009, Dekania Corp. (the "Company") held a previously disclosed special meeting of its stockholders to consider and vote upon the following proposals. The voting results for each proposal is also given below.

Proposal No. 1 - To extend the date before which the Company must complete a business combination from February 7, 2009 to August 31, 2009, to avoid being required to liquidate. Of the 9,647,695 votes cast by the stockholders on the proposal at the special meeting, 3,695 votes were cast in favor of the proposal, 9,619,000 votes were cast against the proposal and 25,000 votes were cast in abstention.

Proposal No. 2 - To allow holders of up to 30% of the aggregate of the common stock shares issued in the Company's initial public offering plus the number of shares sold by the Company in a private placement concurrent with its IPO who vote against each of Proposals Number one, two, three and four (the "Extension Amendment") and elect conversion to (i) convert their shares into cash held in the Company's trust account and (ii) authorize the Company and the trustee to disburse such conversion payments. Of the 9,897,695 votes cast by the stockholders on the proposal at the special meeting, 253,695 votes were cast in favor of the proposal, 9,615,000 votes were cast against the proposal and 29,000 votes were cast in abstention.

Proposal No. 3 - To allow holders of less than 60% (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) of the aggregate of public shares plus the number of such shares sold in a private placement by the Company concurrently with its IPO who vote against either the Extension Amendment or a business combination proposal and elect conversion to convert their shares into cash held in the Company's trust account and authorize the Company and the trustee to disburse the conversion payments to be paid in connection with the Extension Amendment. Of the 9,647,695 votes cast by the stockholders on the proposal at the special meeting, 3,695 votes were cast in favor of the proposal, 9,615,000 votes were cast against the proposal and 29,000 votes were cast in abstention.

Proposal No. 4 - To amend the Company's certificate of incorporation to provide for the automatic dissolution of the Company on August 31, 2009. Of the 9,647,695 votes cast by the stockholders on the proposal at the special meeting, 7,695 votes were cast in favor of the proposal, 9,615,000 votes were cast against the proposal and 25,000 votes were cast in abstention

Proposal No. 5 - To approve the dissolution of the Company and the Plan of Liquidation submitted to stockholders at the special meeting. Of the 12,135,195 votes cast by the stockholders on the proposal at the special meeting, 11,636,231 votes were cast in favor of the proposal, 489,764 votes were cast against the proposal and 9,200 votes were cast in abstention.

Proposal No. 6 - To permit the Company's board of directors, in its discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals. Of the 12,134,395 votes cast by the stockholders on the proposal at the special meeting, 4,222,220 votes were cast in favor of the proposal, 7,894,175 votes were cast against the proposal and 18,000 votes were cast in abstention.

The Company did not receive the requisite stockholder vote to approve the Extension Amendment and was unable to consummate a business combination by February 7, 2009. Pursuant to Proposal No. 5 and as set forth in the Company's Certificate of Incorporation, the officers of the Company will proceed to take action to dissolve the Company and distribute the funds in the Company's trust account to those stockholders holding shares of the Company's common stock sold in the Company's initial public offering. As stated in its prior disclosure, the process of dissolution will take time, and management cannot currently determine when it will commence distribution of the funds in the Company's trust account.

On February 9, 2009, the Company filed a press release announcing that its stockholders voted to approve the dissolution of the Company and the Plan of Liquidation. The press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated February 9, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dekania Corp.

Date: February 12, 2009	By:	/s/ David Nathaniel
David Nathaniel
Chief Investment Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release